EXHIBIT 3.1
                          CERTIFICATE OF INCORPORATION
                                       OF
                       WIN OR LOSE ACQUISITION CORPORATION

       FIRST: The name of the Corporation is Win or Lose Acquisition Corporation

       SECOND: The registered office of the Corporation in the State of Delaware is located at 919 North Market Street, Suite 600, Wilmington, New Castle County, Delaware 19801 and its registered agent is SR Services, LLC.

       THIRD: The purpose of the Corporation and the nature and objects of the business to be transacted, promoted, and carried on are to:

       (a) augment the capital contributions of its' founding stockholders with the proceeds of a proposed "blank check offering" of common stock that will be registered under the Securities Act of 1933 and conducted in compliance with Securities and Exchange Commission Rule 419 promulgated thereunder;

       (b) deposit 90% of the net proceeds of its blank check offering in a segregated escrow account pending compliance with the technical requirements of Rule 419;

       (c) use 10% of the net proceeds of its blank check offering, together with the capital contributions of its founding stockholders, to search for, investigate and negotiate a business combination transaction with another company that has both business history and operating assets;

       (d) comply with the technical requirements of Rule 419, complete its proposed business combination transaction and, thereafter, engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware; and

       (e) liquidate and dissolve itself in the event that it is unable to complete an offering of securities and complete a suitable business combination within the time limits hereinafter set forth.

       FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Thirty Million (30,000,000) shares which shall be subdivided into classes as follows:

       (a) Twenty-five Million (25,000,000) shares of the Corporation's capital stock shall be denominated as Common Stock, have a par value of $0.001 per share, and have the rights, powers and preferences generally accorded to common stockholders under the General Corporation Law of Delaware.

       (b) Five Million (5,000,000) shares of the Corporation's authorized capital stock shall be denominated as Preferred Stock, par value of $0.001 per share. Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors, by resolution or resolutions, may from time to time determine, each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series of Preferred Stock may differ from those of any and all other series of
              Preferred  Stock  at  any  time  outstanding,  and  the  Board  of
              Directors is expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series of Preferred Stock.

       FIFTH: No holder of shares of the Corporation of any class or series shall have any preemptive right to subscribe for, purchase, or receive any shares of the Corporation of any class or series now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold, or offered for sale by the Corporation. Cumulative voting by the stockholders of the
Corporation  at  any  election  of  directors  of  the   Corporation  is  hereby
prohibited.

       SIXTH: All of the powers of this Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this Corporation. In furtherance and not in limitation of that power the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time by-laws of this Corporation, subject to the right of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal by-laws made by the Board of Directors.

       SEVENTH: The number of directors constituting the entire board shall be as set forth in or determined pursuant to the Bylaws of the Corporation.

       EIGHTH: The election of directors need not be by written ballot.

       NINTH: If (a) the corporation registers its securities for sale pursuant to the Securities Act of 1933 (b) the corporation's registration statement relates to an offering that will be subject to the requirements of Securities and Exchange Commission Rule 419, (c) the corporation's offering of securities is successfully completed in accordance with the terms of its registration statement, and (x) the corporation is unable to negotiate a suitable acquisition agreement within 15 months after the date when its registration statement becomes effective under the Securities Act of 1933, or (y) the corporation is unable to close a suitable business combination within 17 months after the date when its registration statement becomes effective under the Securities Act of 1933, then notwithstanding any other provision of this Certificate of Incorporation, the Board of Directors shall promptly take any and all action that may be necessary or desirable to pay the debts of the corporation, distribute its remaining assets, if any, to the beneficial owners of its outstanding common stock in the ratio of their respective ownership interests, and dissolve the corporation in accordance with the requirements of Delaware law. To the extent that any shares of common stock are held in escrow for the benefit of persons who purchased shares of common stock in an offering subject to the requirements of Rule 419, then the liquidating distribution shall be paid to the escrow agent and accompanied by written instructions to distribute such proceeds to the beneficial owners thereof upon termination of such escrow.

       TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provision of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such a manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

       ELEVENTH: To the fullest extent permitted by law, the Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), liability, loss, judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect of any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

       Such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article. The right to indemnification under this Article shall be a contract right and shall include, with respect to directors and officers, the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its board of directors, pay such expenses incurred by employees and agents of the Corporation upon such terms as the board of directors deems appropriate. Such indemnification and advancement of expenses shall be in addition to any other rights to which those seeking indemnification and advancement of expenses may be entitled under any law, Bylaw, agreement, vote of stockholders, or otherwise.

       The Corporation may, to the fullest extent permitted by applicable law, at any time without further stockholder approval, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

       Any repeal or amendment of this Article by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or amendment. In addition to the foregoing, the right to indemnification and advancement of expenses shall be to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable law and all amendments to such laws as hereafter enacted from time to time.

       TWELFTH: No director of the Corporation shall have any personal liability to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision eliminating such personal liability of a director shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under ss.174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

       THIRTEENTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law and all rights conferred on officers, directors, and stockholders herein are granted subject to this reservation.

       FOURTEENTH: The name and address of the incorporator is Judith T. Kaiser, 919 North Market Street, Suite 600, Wilmington, Delaware 19801.

       THE UNDERSIGNED INCORPORATOR, for the purposes of forming a Corporation, in pursuance of an act of the legislature of the State of Delaware entitled "An Act Providing a General Corporation Law" (approved March 10, 1899) and any acts amendatory thereof and supplemental thereto, does make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true and accordingly has hereunto set her hand and seal this 30th day of November, 2000.


                                            /s/ Judith T. Kaiser
                                            --------------------------------
                                            Judith T. Kaiser
                                            INCORPORATOR